Exhibit 99.1

SunPower Announces CEO Transition

Board establishes Office of the Chairman to lead the business operations as Peter Faricy departs

Board is conducting a comprehensive CEO search

RICHMOND, Calif., February 27, 2024 -- SunPower Corp. (NASDAQ: SPWR), (the "Company" or "SunPower"), a leading residential solar technology and energy services provider, today announced that Chief Executive Officer (CEO) Peter Faricy has departed the Company, effective February 26, 2024. The Board is conducting a comprehensive search process to identify a permanent CEO. Until a successor is named, the Board has established an Office of the Chairman, led by Tom Werner, Executive Chairman of the Board and Principal Executive Officer; and includes Elizabeth Eby, Chief Financial Officer; Eileen Evans, Chief Legal Officer; and other key members of the Executive Leadership Team.

“On behalf of the Board, I want to thank Peter for his contributions to SunPower and advancing our mission of changing the way our world is powered,” said Werner. “Over the past three years, SunPower has made strides toward expanding the footprint of residential solar, capturing a market-leading position in the new homes business and expanding consumer financing for solar through SunPower Financial. I am confident in our Office of the Chairman and our Executive Leadership Team to lead us through this transitional period while we search for a new CEO.”

Werner continued, “We remain committed to putting safety and our employees first, so that we can continue delivering the highest levels of service to our customers and partners. Importantly, we will also continue to build an even stronger operating discipline as we focus on profitability and achieving positive free cash flow. Now, following the Company’s recent capital raise, we look forward to getting back to doing what SunPower does best and building an even more sustainable, resilient, and agile business.”

Werner was recently named SunPower’s Executive Chairman of the Board. He brings valuable institutional knowledge from his nearly 18 years of service as the Company’s CEO and Chairman of the Board.

About SunPower
SunPower (NASDAQ: SPWR) is a leading residential solar, storage and energy services provider in North America. SunPower offers solar + storage solutions that give customers control over electricity consumption and resiliency during power outages while providing cost savings to homeowners. For more information, visit www.sunpower.com.

Forward Looking Statement
This release includes information that constitutes forward-looking statements. All statements, other than statements of historical fact, are forward-looking statements for purposes of the U.S. federal and state securities laws. Forward-looking statements often address expected future business and financial performance, and often contain words such as "believe," "expect," "anticipate," "intend," "plan," or "will" or the negative thereof or other variations thereof or comparable terminology. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Examples of such forward-looking statements include, but are not limited to, statements regarding the Company's ability to navigate industry headwinds and the Company’s ability to build a more sustainable, resilient and agile business. Factors that could cause or contribute to such differences include, but are not limited to, the Company's ability to obtain further waivers and consents under the Company's credit facilities, and the timing and outcome thereof; the Company's ability to comply with debt covenants or cure any defaults; the Company's ability to repay our obligations as they come due; and the risks and other important factors discussed under the caption "Risk Factors" in the Company's Annual Report on Form 10-K/A for the fiscal year ended January 1, 2023 and the Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2023, and the Company's other filings with the SEC. The Company cautions you that the list of important factors included in the Company’s filings with the SEC may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. These forward-looking statements should not be relied upon as representing the Company's views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

For further information: Investors, Mike Weinstein, 510-260-8585, Mike.Weinstein@sunpowercorp.com; Media, Sarah Spitz, 512-953-4401, Sarah.Spitz@sunpowercorp.com

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